Exhibit 32.2

Certification of Michael S. Marcus
Vice President, Chief Financial Officer
of
Duckwall-ALCO Stores, Inc.

        I, Michael S. Marcus, Vice President and Chief Financial Officer, of Duckwall-ALCO Stores, Inc., hereby certify, in accordance with 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)	The Annual Report on Form 10-K for the year ended January 29, 2006, which accompanies this certification, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	The information contained in the Annual Report on Form 10-K for the year ended January 29, 2006, which accompanies this certification, fairly presents, in all material respects, the financial condition and results of operations of Duckwall-ALCO Stores, Inc.

By:	/s/ Michael S. Marcus
Michael S. Marcus Vice President, Chief Financial Officer

Dated: May 3, 2006